Exhibit 21

                         Continental Global Group, Inc.

               Subsidiaries of the Registrant at December 31, 2006

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
                                          Jurisdiction of Incorporation or
Subsidiaries (1)                          Organization                            Parent Company

Continental Conveyor & Equipment Company  Delaware                                Continental Global Group, Inc.

Continental Axle Products, Inc.           Delaware                                Continental Conveyor & Equipment
                                                                                  Company

Continental Conveyor & Equipment Pty.     Australia                               Continental Conveyor & Equipment
Ltd.                                                                              Company

BCE Holdings Pty. Ltd.                    Australia                               Continental Conveyor & Equipment Pty.
                                                                                  Ltd.

Continental ACE Pty. Ltd.                 Australia                               BCE Holdings Pty. Ltd.

Continental ACE Services Pty. Ltd.        Australia                               BCE Holdings Pty. Ltd.

Continental ACE Conveyor Components       Australia                               BCE Holdings Pty. Ltd.
Pty. Ltd.

A. Crane Pty. Ltd.                        Australia                               BCE Holdings Pty. Ltd.

Continental Control Systems Pty. Ltd.     Australia                               BCE Holdings Pty. Ltd.

Continental MECO Pty. Ltd.                Australia                               Continental Conveyor & Equipment Pty.
                                                                                  Ltd.

Continental Conveyor (Beijing) Trading    China                                   Continental Conveyor & Equipment Pty.
Company Limited                                                                   Ltd.

Continental Conveyor International Inc.   Delaware                                Continental Conveyor & Equipment
                                                                                  Company

Continental FSW Ltd.                      United Kingdom                          Continental Conveyor International
                                                                                  Inc.

Continental Conveyor Ltd.                 United Kingdom                          Continental FSW Ltd.

Continental MECO (Proprietary) Ltd.       South Africa                            Continental Conveyor International
                                                                                  Inc.

Goodman Conveyor Company                  Delaware                                Continental Global Group, Inc.
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(1)  Each of the subsidiaries listed is 100% owned by its parent company.